Exhibit (l)

K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

March 17, 2026

Neuberger Real Estate Securities Income Fund Inc.

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to Neuberger Real Estate Securities Income Fund Inc., a Maryland corporation (the “Fund”), in connection with the filing of the Pre-Effective Amendment No. 1 (the “Pre-Effective Amendment”) to the Fund’s Registration Statement on Form N-2 (File Nos. 333-292863; 811-21421) (as amended, the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about March 17, 2026, relating to possible offerings from time to time of up to an aggregate of $150,000,000 of the following: (1) shares of common stock, par value $0.0001 per share, of the Fund (“Common Stock”); and (2) rights to purchase Common Stock (“Subscription Rights”). The Common Stock and Subscription Rights are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being delivered in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act of 1933, as amended (the “1933 Act”), and Item 25.2.l of Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(i)       the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Registration Statement, as amended by the Pre-Effective Amendment filed with the Commission on or about March 17, 2026;

(ii)       the Fund’s charter and bylaws (collectively, the “Organizational Documents”) in effect on the date of this opinion letter; and

(iii)       the resolutions adopted by the directors of the Fund relating to the Registration Statement and the Pre-Effective Amendment thereto and to the authorization for issuance of the Securities.

We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have relied on a certificate of an officer of the Fund. We have not independently established any of the facts on which we have so relied.

Neuberger Real Estate Securities Income Fund Inc.

March 17, 2026

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Fund are actually serving in such capacity, and that the representations of officers of the Fund are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Maryland General Corporation Law and the provisions of the Investment Company Act that, in our experience, are applicable to equity securities issued by registered closed-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon exercise of Subscription Rights as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Fund of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) may determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable; and

2.	The Subscription Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable Transaction Document (as hereinafter defined), will be validly issued.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and applicable Prospectus Supplement:

(i)	the Board of Directors, including any authorized committee thereof, and/or appropriate officers of the Fund shall have duly (x) established the terms of issuance and sale of the Securities and (y) authorized and taken any other necessary corporate or other action to approve the issuance and sale of the Securities and related matters, and sufficient shares of Common Stock, including any shares of Common Stock issuable upon exercise of Subscription Rights, shall have been duly reserved and/or reclassified for issuance;

(ii)	the resolutions authorizing the Fund to register, offer, sell and issue the Securities shall not have been rescinded and shall be unchanged at all times during which the Securities are offered, sold or issued by the Fund;

Neuberger Real Estate Securities Income Fund Inc.

March 17, 2026

(iii)	The terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law, the Organizational Documents, any underwriting agreement, any subscription agreement and any other relevant agreement relating to the issuance and sale of the Securities (collectively, the “Transaction Documents”) and the authorizing resolutions of the Board of Directors (or any authorized committee thereof), and (y) shall not result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Fund and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Fund;

(iv)	the Organizational Documents shall have not been amended after the date hereof in a manner that would affect the validity of any of the opinions rendered herein;

(v)	upon issuance of any Common Stock, including upon exercise of Subscription Rights, the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Fund is then authorized to issue under both its charter and the resolutions authorizing the applicable offerings pursuant to the Transaction Documents;

(vi)	the Securities and any certificates representing the Securities have been, as applicable, duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with the Registration Statement, as amended (including all necessary post-effective amendments), and any applicable Prospectus Supplement and Transaction Document;

(vii)	each Transaction Document complies with the requirements of all applicable law and authorizing resolutions, does not contain any provision inconsistent with the Organizational Documents and has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto;

(viii)	the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the 1933 Act, shall be effective under the 1933 Act, and such effectiveness shall not have been terminated or rescinded;

(ix)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder; and

(x)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in such laws affecting the validity of the opinions rendered herein;

Neuberger Real Estate Securities Income Fund Inc.

March 17, 2026

(xi)	there shall have been no change in Maryland law applicable to the Securities that would affect the validity of any of the opinions rendered herein;

(xii)	no person shall have been accorded preemptive rights to purchase any Securities, whether pursuant to applicable law, the Organizational Documents or by contract.

This opinion is rendered solely in connection with the filing of the Pre-Effective Amendment. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus that is being filed as part of the Pre-Effective Amendment. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP